Exhibit 99.1

Livent Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA

215.299.6000
Livent.com

News Release
For Release: Immediate

Media Contact: Juan Carlos Cruz +1.215.299.6170
Juan.Carlos.Cruz@livent.com
Investor Contact: Rasmus Gerdeman +1.215.299.5924
Rasmus.Gerdeman@livent.com

Livent Corporation Announces Fourth Quarter and Full Year 2018 Results
Fourth Quarter 2018 Highlights

•	Revenue of $120 million, in-line with prior guidance and 6 percent higher than Q4 ‘17

•	GAAP net income of $26 million

•	Adjusted EBITDA of $45.6 million, in-line with prior guidance and 5 percent higher than Q4 ‘17

•	FMC set to spin remaining Livent stake on March 1, 2019

PHILADELPHIA, February 11, 2019 - Livent Corporation (NYSE:LTHM) today reported fourth quarter and full-year 2018 results. For the year, Livent reported revenue of $443 million, an increase of 27 percent compared to 2017. On a GAAP basis, the company reported full-year net income of $126 million, compared to $42 million in 2017. Full-year Adjusted EBITDA was $183 million, an increase of 45 percent compared to 2017.
Fourth quarter 2018 revenue of $120 million was 6 percent higher compared to the prior year, and fourth quarter 2018 net income was $26 million compared to a loss of $11 million in 2017. Fourth quarter 2018 Adjusted EBITDA was $45.6 million and 5 percent higher than the comparable period in 2017.
“We delivered revenue and Adjusted EBITDA for the fourth quarter of 2018 in-line with our prior expectations,” said Paul Graves, president and chief executive officer of Livent Corporation. “Looking ahead to 2019, we expect revenue growth in the high teens percentage, driven largely by higher volumes and a stable pricing environment.”
Consistent with its strategy, Livent is focused on strengthening its partnerships with the largest and fastest growing lithium hydroxide customers globally.
“The results of our year-end negotiations with customers outside of China for 2019 were in-line with our expectations,” added Graves. “The majority of these customers committed to prices in-line with or higher than 2018. However, as has been widely noted, Chinese economic conditions weakened very late in 2018 and our lithium hydroxide customers in China were unwilling to make firm commitments for price and volume

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at levels that were acceptable to us. Therefore, Livent elected to increase its volume commitments to customers outside of China, particularly in South Korea and Japan, and as a result we expect our volumes in China to remain flat.”
The company expects higher costs in 2019 driven by raw materials and VAT on exports out of China, partially offset by favorable foreign exchange. In addition, overall profit margins will be reduced by the impact of purchased lithium carbonate.
Graves concluded, “We expect these costs to be largely temporary in nature. The requirement to purchase third party carbonate will end when the first phase of our lithium carbonate expansion comes online in Argentina, which we currently expect by mid-2020. As we add lithium hydroxide capacity outside China in future years, the VAT expense will also decrease as lower volumes are exported out of China.
“The fundamental drivers of demand in our industry continue to be positive. In particular, electric vehicle sales that are consistently exceeding even the most bullish forecasts, as well as battery technology developments that are increasingly favoring lithium hydroxide. We remain confident that Livent will continue to be a leader in the performance lithium compounds industry in the coming years.”
2019 Outlook (1)
Livent expects full-year 2019 revenue in a range of $495 million to $525 million, an annual increase in the range of 12 percent to 19 percent. Livent expects full-year 2019 Adjusted EBITDA in a range of $190 million to $200 million, an annual increase in the range of 4 percent to 9 percent. 2019 adjusted earnings are expected to be in a range of 92 cents to 98 cents per diluted share, compared to 91 cents in 2018.
Livent expects first quarter 2019 revenue in a range of $95 million to $105 million, compared to $103 million in the same period in 2018. First quarter 2019 Adjusted EBITDA is expected in a range of $26 million to $30 million compared to $47 million in the same quarter of 2018. This expected decrease in year over year earnings in the first quarter is largely driven by timing of particular customer shipments and will reverse as the year progresses. Livent expects first quarter 2019 adjusted earnings per share to be in a range of 11 cents to 14 cents.

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The table below provides additional estimates for select financial items:

Full-Year 2019
● Interest expense
● Adjusted tax rate
● Full-year weighted average diluted shares outstanding
● Depreciation & Amortization
● Adjusted cash from operations
● Capital additions and other investing activities
$1 - $3 17 - 21 146 $22 - $26 $105 - $135 $235 - $265	million percent million million million million

FMC Corporation announced earlier today that its Board of Directors has approved the distribution of all its remaining interest in Livent Corporation to FMC stockholders, payable on March 1, 2019, to shareholders of record as of 5:00 p.m. EST on February 25, 2019.
Supplemental Information
Livent has posted supplemental information on the web at www.livent.com, including reconciliations of non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP.
About Livent
For more than six decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs approximately 800 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements.  In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," “intends,” "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including a decline in the growth in demand for electric vehicles; adverse global economic conditions; the success of our research and development efforts; volatility in the price for performance lithium compounds; risks relating to our planned production expansion and related capital expenditures; the potential development and adoption of battery

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technologies that do not rely on performance lithium compounds as an input; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina and other countries where we have active operations, including China; customer concentration and the possible loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; failure to achieve the expected benefits of our separation from FMC as well as the other factors described under the caption entitled "Risk Factors" in our prospectus dated October 10, 2018 filed with the Securities and Exchange Commission on October 12, 2018. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this news release to conform our prior statements to actual results or revised expectations.

1.
Although we provide forecasts for adjusted earnings per share, Adjusted EBITDA and adjusted cash from operations, we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP.  Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided.

# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions, Except Per Share Data)	2018	2017	2018	2017
Revenue	$119.8	$113.4	$442.5	$347.4
Costs of sales	69.6	63.6	236.8	198.6
Gross margin	$50.2	$49.8	$205.7	$148.8
Selling, general and administrative expenses	$8.4	$3.3	$21.1	$13.4
Corporate allocations	—	6.6	15.7	22.1
Research and development expenses	0.9	0.8	3.8	3.1
Restructuring and other charges/(income)	(0.1)	5.2	2.6	8.7
Separation related costs	6.9	—	9.3	—
Total costs and expenses	$85.7	$79.5	$289.3	$245.9
Income from operations before non-operating pension (benefit)/settlement charges and income taxes	$34.1	$33.9	$153.2	$101.5
Non-operating pension (benefit)/settlement charges	—	33.1	(0.2)	31.4
Interest expense, net	0.3	—	0.3	—
Income from operations before income taxes	$33.8	$0.8	$153.1	$70.1
Provision for income taxes	7.9	11.7	27.0	27.9
Net income (loss)	$25.9	$(10.9)	$126.1	$42.2
Basic earnings (loss) per common share:
Basic earnings (loss) per common share	$0.18	$(0.09)	$0.99	$0.34
Average number of shares outstanding used in basic earnings per share computations (1)	141.6	123.0	127.7	123.0
Diluted earnings (loss) per common share:
Diluted earnings (loss) per common share	$0.18	$(0.09)	$0.99	$0.34
Average number of shares outstanding used in diluted earnings per share computations (1)	141.6	123.0	127.7	123.0
Other Data:
Depreciation and amortization expense	$4.7	$4.2	$17.8	$15.9
____________________

(1)
For all prior periods presented and the current period through completion of the public offering on October 15, 2018, the weighted average shares outstanding for both basic and diluted earnings per share were calculated using 123.0 million shares of common stock outstanding, which was the number of shares issued to FMC in part in exchange for the asset contribution by FMC to us. Weighted average shares outstanding for all periods prior to the completion of the public offering on October 15, 2018 excludes the 23.0 million shares of common stock subsequently issued as part of the public offering and over-allotment option exercise.

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO LIVENT ADJUSTED EBITDA (NON-GAAP), AND FMC SEGMENT EBITDA (GAAP)
(Unaudited)

Livent was historically considered a segment of FMC as it functioned as part of the larger group of businesses controlled by FMC. Results for Livent were presented as FMC Segment EBITDA, defined by FMC as segment operating profit excluding depreciation and amortization expense. The table below provides a reconciliation of Net income to Livent Adjusted EBITDA, on a standalone company basis, to FMC Segment EBITDA, as defined by FMC.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions)	2018	2017	2018	2017
Net income (loss) (GAAP)	$25.9	$(10.9)	$126.1	$42.2
Add back:
Interest expense, net	0.3	—	0.3	—
Provision for income taxes	7.9	11.7	27.0	27.9
Depreciation and amortization	4.7	4.2	17.8	15.9
EBITDA (Non-GAAP) (1)	$38.8	$5.0	$171.2	$86.0
Add back:
Restructuring and other charges (a)	(0.1)	5.2	2.6	8.7
Non-operating pension (benefit)/settlement charges (b)	—	33.1	(0.2)	31.4
Separation-related costs (c)	6.9	—	9.3	—
Livent Adjusted EBITDA (Non-GAAP) (1)	$45.6	$43.3	$182.9	$126.1
Carve out adjustments:
FMC Corporate shared service costs allocated to Livent	—	2.0	1.9	3.8
Stock compensation expense (d)	—	0.6	2.7	2.6
FMC Corporate expense allocation (e)	—	2.5	6.5	10.3
Other carve-out adjustments (f)	—	(0.2)	1.7	(0.9)
FMC Segment EBITDA (GAAP)	$45.6	$48.2	$195.7	$141.9
___________________

(1)
In addition to net income, as determined in accordance with U.S. GAAP, we evaluate operating performance using certain non-GAAP measures such as EBITDA, which we define as net income plus interest expense, net, income tax expense (benefit), depreciation, and amortization, and Livent Adjusted EBITDA, which we define as EBITDA adjusted for restructuring and other charges (income), non-operating pension expense (benefit) and settlement charges, and separation-related costs. Management believes the use of these non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Livent Adjusted EBITDA. This measure should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Livent Adjusted EBITDA from net income.

(a)
We continually perform strategic reviews and assess the return on our business. This sometimes results in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur.

(b)
Our non-operating pension expense (benefit) and settlement charges are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Livent Adjusted EBITDA results noted above. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.

(c)	Represents legal, professional, transaction related fees and other separation related activity associated with the initial public offering and separation.

(d)
Stock compensation expense represents the allocation of the Parent’s Corporate stock compensation expense and the costs specifically identifiable to Livent employees. These amounts exclude both the previously allocated portion included within Livent's shared service costs of $0.6 million for the twelve months ended December 31, 2018 and $0.2 million and $0.8 million for the three and twelve months

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ended December 31, 2017, respectively, as well as the standalone stock compensation expense of $0.5 million for the three and twelve months ended December 31, 2018.

(e)	Represents the additional costs of the centralized functions of the Parent allocated to Livent.

(f)	Other carve-out adjustments primarily consists of charges associated with changes in the LIFO inventory reserve.

RECONCILIATION OF NET INCOME (GAAP) TO ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
(In Millions, except per share amounts)	2018	2018
Net income (GAAP)	$25.9	$126.1
Corporate special charges (income):
Restructuring and other charges (income) (a)	(0.1)	2.6
Non-operating pension (benefit)/settlement charges (b)	—	(0.2)
Separation-related costs (c)	6.9	9.3
Income tax expense (benefit) on Corporate special charges (income) (d)	(0.3)	(1.4)
Tax adjustments (e)	1.9	(3.8)
Adjusted after-tax earnings (Non-GAAP) (1)	$34.3	$132.6

Diluted earnings per common share (GAAP)	$0.18	$0.99
Adjustment from GAAP to Non-GAAP average number of shares outstanding (2)	(0.01)	(0.12)
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income), per diluted share	—	0.02
Separation-related costs per diluted share	0.05	0.06
Income tax expense (benefit) on Corporate special charges (income), per diluted share	—	(0.01)
Tax adjustments per diluted share	0.01	(0.03)
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.23	$0.91
Adjusted average number of shares outstanding used in diluted adjusted after-tax earnings per share computations (Non-GAAP) (2)	146.0	146.0
____________________

(1)
The company believes that the Non-GAAP financial measures “Adjusted after-tax earnings” and "Diluted adjusted after-tax earnings per share" provide useful information about the company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of corporate special charges and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. As a result, diluted adjusted after-tax earnings is calculated using an adjusted average common shares outstanding (Non-GAAP). Refer to note 2 below for further information.

(2)
The adjusted average common shares outstanding (Non-GAAP) used for calculating diluted adjusted after-tax earnings per share (Non-GAAP) of 146.0 million includes the total number of shares outstanding following both the completion of the IPO and the over-allotment option exercise, in addition to the 123.0 million shares held by FMC immediately prior to the IPO.

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	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
(In Millions)	2018	2018
Average number of shares outstanding used in diluted earnings per share computations (GAAP)	141.6	127.7
Adjustments:
Shares issued in connection with the IPO (1)	3.0	15.7
Over-allotment exercise (1)	1.4	2.6
Adjusted average number of shares outstanding used in diluted adjusted after-tax earnings per share computations (Non-GAAP)	146.0	146.0
____________________

(1)	The amounts in 2018 reflect the weighted average adjustments according to the date of issuance.

(a)
We continually perform strategic reviews and assess the return on our business. This sometimes results in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur.

(b)
Our non-operating pension expense (benefit) and settlement charges are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Livent Adjusted EBITDA results. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.

(c)	Represents legal, professional, transaction related fees and other separation related activity associated with the initial public offering and separation.

(d)
The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.

(e)
The company excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and instead includes a non-GAAP tax provision based upon the annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance.

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
(in Millions)	2018	2018
Tax adjustments:
Impacts of Tax Cuts and Jobs Act (1)	$0.3	$0.6
Revisions to our tax liabilities due to finalization of prior year tax returns	0.1	(0.7)
Revisions to valuation allowances of historical deferred tax assets	1.0	1.0
Foreign currency remeasurement and other discrete items	0.5	(4.7)
Total tax adjustments	$1.9	$(3.8)
___________________

(1)
On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the Tax Act), which, among other things, reduces the federal income tax rate from 35% to 21% effective January 1, 2018, and imposes a transition tax on deemed repatriated earnings of foreign subsidiaries which will be payable over eight years.

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RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO ADJUSTED CASH FROM OPERATIONS (NON-GAAP)
(Unaudited)

	Twelve Months Ended
	December 31,
(In Millions)	2018	2017
Cash provided by operating activities (GAAP)	$92.0	$58.3
Separation-related spending (a)	7.3	—
Adjusted cash from operations (Non-GAAP) (1)	$99.3	$58.3
___________________

(1)
The company believes that the non-GAAP financial measure “Adjusted cash from operations” provides useful information about the company’s cash flows to investors and securities analysts. Adjusted cash from operations excludes the effects of transaction-related cash flows. The company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.

(a)	Represents legal, professional or transaction related fees associated with the initial public offering and other separation related activities.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(Unaudited)

(In Millions)	December 31, 2018	December 31, 2017
Cash and cash equivalents	$28.3	$1.2
Trade receivables, net of allowance of approximately $0.1 in 2018 and 2017	141.4	122.7
Inventories	71.8	49.6
Other current assets	59.8	32.6
Total current assets	301.3	206.1
Property, plant and equipment, net	275.7	220.7
Deferred income taxes	3.0	2.4
Other assets	80.0	67.0
Total assets	$660.0	$496.2

Accounts payable, trade and other	$72.0	$59.7
Other current liabilities	48.4	26.3
Total current liabilities	120.4	86.0
Long-term debt, less current portion	34.0	—
Long-term liabilities	17.7	24.8
Equity	487.9	385.4
Total liabilities and equity	$660.0	$496.2

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LIVENT CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
(In Millions)	2018	2017
Cash provided (required) by operating activities	$92.0	$58.3
Cash provided (required) by investing activities	(78.4)	(62.5)
Cash provided (required) by financing activities	13.0	1.5
Effect of exchange rate changes on cash	0.5	(0.1)
Increase (decrease) in cash and cash equivalents	27.1	(2.8)
Cash and cash equivalents, beginning of year	1.2	4.0
Cash and cash equivalents, end of period	$28.3	$1.2

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